Exhibit 107

Calculation of Filing Fee Table

F-1

(Form Type)

HALEON PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Ordinary Shares, nominal value £0.01 per share	457(c)	4,150,383,736	$3.66	$15,200,888,343.08	0.0000927	$1,409,122.35

		Total Offering Amounts				$15,200,888,343.08		$1,409,122.35

		Total Fees Previously Paid						$1,409,122.35 (4)

		Total Fee Offsets						$0

		Net Fee Due						$0

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Includes (i) 3,559,371,012 Ordinary Shares and (ii) 591,012,724 Ordinary Shares represented by 295,506,362 American depositary shares (“ADSs”). ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-2). Each ADS represents two Ordinary Shares.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based on the high and low prices of Ordinary Shares as reported on the London Stock Exchange on 26 July 2022, and converted at the cross rate of £1.00 = $1.2028, as reported by Bloomberg at 5:00 p.m., New York City time, on 26 July 2022.

(4)

A registration fee of $1,409,122.35 was previously paid in connection with the initial filing with the Securities and Exchange Commission of this Registration Statement on Form F-1 on July 28, 2022 with respect to the registration of (i) 3,559,371,012 Ordinary Shares and (ii) 591,012,724 Ordinary Shares represented by 295,506,362 American depositary shares.